EXHIBIT 99.1

Perceptron Appoints Sujatha Kumar to Board of Directors

Replaces Director W. Richard Marz Following Dedicated Service

PLYMOUTH, Mich., Sept. 04, 2019 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ:PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced that Ms. Sujatha Kumar was appointed to the Company’s Board of Directors as an independent director, effective September 14. She will replace Mr. W. Richard Marz, who is retiring from the Board.

“I am very pleased to welcome Sujatha Kumar to our Board of Directors,” said Jay Freeland, Chairman of the Board. “Sujatha’s unique skill set and experience in the technology and industrial sectors will be invaluable to Perceptron as we continue to execute our strategies for growth and add diversity to our Board. Her addition to our team is another strong step in that direction.”

Since 2013, Ms. Kumar has served as Founder and President of Ayatis LLC, assisting technology and large industrial companies on strategy, technology and operational improvements. She also acts as a Technology Advisor for Houston-based venture fund Knightsgate Ventures, advising on technology matters for its portfolio companies and evaluating new investment opportunities for the fund. Previously, she held a variety of relevant industry positions in the United States and in Europe, including President of Mangan Software Solutions, Global Director of Advanced Solutions for Honeywell Process Solutions, Vice President and General Manager of the Americas for Matrikon International, Director of North America Euriware Division for AREVA, and CIO of FCI’s Automotive Division.

Ms. Kumar commented, “I am honored to be appointed to Perceptron’s Board of Directors. I believe my background in leading and counseling companies, with expertise in state-of-the-art technology, will aid Perceptron in pursuing and achieving its long-term goals. I look forward to working with the Board and management team as the Company continues down its current development path.”

Ms. Kumar received an MBA from Rice University, a MS in Computer Science from Loyola University of Maryland, and a BS in Chemistry from Women’s Christian College in Chennai, India.

“I join Jay in welcoming Sujatha to the Board of Directors of Perceptron,” added David Watza, President and Chief Executive Officer. “On behalf of the entire Perceptron team, we would also like to thank Rick Marz for his many years of dedicated service to Perceptron. Rick has served on our Board since 2000 and as chairman from 2008 to 2019, and we are grateful for his valuable insights and contributions to our leadership team. His guidance and positive impact on the Company, the Board and all of our employees, both as interim CEO and throughout my tenure, will last well into the future of this company.  We appreciate his ongoing support and wish him all the best.”

About Perceptron
Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom.  For more information, please visit www.perceptron.com.

Safe Harbor Statement
Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including the Company’s expectation relating to the ability to successfully develop and introduce new products and expand into new customers and markets. When we use words such as “target,” “will,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions, we are making forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for fiscal 2019.  Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

Company Contact:
Investor Relations
Perceptron, Inc.
investors@perceptron.com